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                                                                    Exhibit 10.5

                             MANAGEMENT AGREEMENT

                                    BETWEEN

                       VERMONT INSURANCE MANAGEMENT, INC.

                                      AND

                           AMERINST INSURANCE COMPANY

          THIS AGREEMENT is entered into and shall be effective this _1st___ day of __May__, 1997_, between Vermont Insurance Management, Inc., a USA Risk Group company (hereinafter referred to as "MANAGER"), and AMERINST INSURANCE COMPANY, an Illinois corporation with its principal office in Chicago, Illinois (hereinafter referred to as "COMPANY").

                              W I T N E S S E T H

          WHEREAS, MANAGER is a company engaged in managing and administering insurance companies; and

          WHEREAS, COMPANY desires to employ MANAGER to perform management and administration services in connection with the operation of COMPANY and MANAGER is willing to perform such services subject to the terms and conditions hereinafter set forth;

          WHEREAS, MANAGER represents and COMPANY believes that MANAGER has the facilities in Illinois to render the necessary management services to COMPANY; and

          WHEREAS, a management agreement entered into July 1, 1994 between COMPANY and USA Risk Services, Inc., is being restated and replaced by this agreement.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, the sufficiency of which is hereby acknowledged, and in consideration of the performance by each of the parties hereto of the terms hereof, it is agreed that:

                                   ARTICLE I
                                   ---------

                           Appointment and Authority
                           -------------------------

          1.1 The COMPANY hereby appoints MANAGER for the purposes described in this AGREEMENT and hereby authorizes and directs MANAGER to provide COMPANY management services, and MANAGER accepts such appointment and undertakes and agrees to provide COMPANY with the services and assistance herein described upon the terms and conditions and for the compensation herein specified.
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          1.2  COMPANY retains all authority to perform on its own behalf such actions as it deems necessary to carry out the business of insurance.

                                   ARTICLE II
                                   ----------

                              Services of Manager
                              -------------------

          2.1 COMPANY, upon consultation with MANAGER, shall establish broad principles to be applied by MANAGER in the performance of its duties under this AGREEMENT.

          2.2 MANAGER, in the performance of its duties, agrees to do and perform all acts reasonably a part of such management as customarily understood in the insurance and reinsurance industry.

          2.3 Without limiting the generality of the foregoing, MANAGER specifically agrees to perform the following services:

          (a) Maintain a home office and principal place of business in Illinois for COMPANY during the term of this AGREEMENT and, if desired, recommend a person to serve as a director and/or officer.

          (b) Establish and maintain an accounting system appropriate to COMPANY's operations and provide all accounting services required for purposes of management and compliance with all requirements of Illinois regulatory authorities (exclusive of audit and reserve certification services).

          (c) Prepare financial statements at specified intervals and in the form requested by COMPANY as detailed in the attached Recordkeeping Addendum.

          (d) Submit on a timely basis to regulatory authorities such reports and other information as may be required by law, including statutory quarterly and annual statements and all returns for premium and other taxes required by the state tax authorities.

          (e) Render periodic advice, at such intervals and with such frequency as COMPANY may reasonably specify, as to the amount of reserves and other funds available for investment from time to time by COMPANY.

          (f) Perform certain insurance functions on behalf of COMPANY as outlined in the attached Insurance Addendum.

          (g) Maintain records of any funds due COMPANY and pay accounts payable owed by COMPANY of which MANAGER could reasonably be expected to have knowledge and which are required by the management duties
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               assumed under this AGREEMENT including fees and charges of accountants, actuaries, lawyers and consultants. MANAGER shall use diligence in the collection of accounts but shall be responsible to COMPANY only for finds which have been collected. MANAGER shall not bear responsibility to pursue the collection of accounts through the use of court or other legal processes.

               Specifically, MANAGER shall collect, receive and deposit all funds, including money and checks for premiums on insurance, endorse "for deposit only" all checks payable to COMPANY, deposit such funds within fifteen (15) days of receipt only in checking and bank accounts in banks that are members of the Federal Reserve System designated by the Board of COMPANY and abide in the respective accounts by the minimum and maximum amounts established by the Board; Manager shall hold all funds received by it in connection with this AGREEMENT as a fiduciary of COMPANY and segregated from its other funds and assets in compliance with all applicable laws and shall under no circumstances make any personal use of such funds. Interest or revenue produced from such deposits shall inure to the benefit of COMPANY.

          (h) Assist COMPANY'S auditors in the audit of COMPANY'S books and records.

          2.4 COMPANY agrees to comply promptly with any request for instructions or information which MANAGER may make in order to efficiently perform the management duties under the AGREEMENT. MANAGER shall bear no liability for its failure to act or for its reasonable independent actions in connection with COMPANY'S business in the absence of a timely response to any such request.

                                  ARTICLE III
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                              Manager Compensation
                              --------------------

          3.1 COMPANY hereby agrees to pay MANAGER as full compensation for all services performed under this AGREEMENT the amount set forth in the Management Fee Addendum at the intervals so specified. This amount is based on the activities contemplated and responsibilities designated at the time of the signing of this AGREEMENT. Changes in the operation or requirements of COMPANY which change the services required of the MANAGER will be subject to review as warranted with appropriate adjustment of the management fee, as mutually agreed.

          3.2 Promptly upon demand, COMPANY agrees to reimburse MANAGER for expenses incurred directly in behalf of COMPANY, which are outside the ordinary course of providing the management services detailed in Article II. These include, but are not limited to, travel costs, COMPANY stationery, filing fees, premium taxes, long distance telephone expenses, express delivery expense and like matters.
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                                   ARTICLE IV
                                   ----------

                              Term and Termination
                              --------------------

          4.1 The term of this AGREEMENT shall be for one year beginning July 1, 1994, and shall automatically be renewed annually thereafter for successive one-year periods. However, either party may terminate this Agreement without cause at any time after the first year by giving the other party written notice of intention to terminate this Agreement, and such notice shall be given not more than ninety (90) days but not less than sixty (60) days prior to the effective date of termination.

          4.2 In accordance with regulatory requirements, the parties shall resubmit this Agreement to the Illinois Insurance Director for review at the end of the fifth year from the original effective date of this Agreement.

          4.3 Notwithstanding anything to the contrary herein, either party hereto may terminate this AGREEMENT if the other party fails to perform or observe, or commits a breach of, any provision of this AGREEMENT or its in violation of the laws and regulations of the State of Illinois, and fails to cure or remedy such failure, breach or violation within thirty (30) days following the delivery to such party of a written notice specifying the alleged failure, breach or violation; such termination to be effective upon the expiration of such thirty (30) day period.

          4.4 MANAGER agrees to cooperate with and assist COMPANY in the termination of this AGREEMENT in all reasonable respects with regard to any matters arising or occurring during the period this AGREEMENT is in force. COMPANY agrees to reimburse MANAGER for all costs incurred by MANAGER with respect to the cooperation and assistance provided by MANAGER pursuant to this
Section 4.3.

          4.5 All books of account, insurance policies, reinsurance agreements, bank statements and checks, loss information, minutes, correspondence and other records and documentation maintained and held by MANAGER on behalf of and relating to the affairs of COMPANY shall remain the sole and exclusive property of COMPANY and shall be delivered promptly to COMPANY or its agent designated in writing following any termination of this AGREEMENT by either party. MANAGER shall have the right within six (6) years after any termination of this AGREEMENT to inspect such books and records and (either before or after the delivery of such books and records to COMPANY) to make copies thereof or extracts therefrom.

                                   ARTICLE V
                                   ---------

                  Manager Responsibility; Limitations Thereon
                  -------------------------------------------

          5.1 MANAGER will use its best efforts and judgment to the end that the services covered by this AGREEMENT shall at all times be performed in accordance with such methods and in such manner as will comply with all laws and statutes relating thereto and with


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all provisions of pertinent contracts and agreements to the extent that COMPANY specifically notifies MANAGER of such provisions. MANAGER does not hereby represent that it can or will render legal advice to COMPANY or (except as otherwise expressly provided herein) that it will bear the responsibility for COMPANY'S compliance with applicable legal requirements. Rather, MANAGER will make reasonable efforts to conform its services to such legal and contractual requirements as are made known to it.

          5.2 MANAGER shall indemnify and hold harmless COMPANY from and against any liability, claims, and expenses resulting from conduct of MANAGER. However, liability of MANAGER for any loss, injury or damages sustained by COMPANY as a result of any act or omission of MANAGER shall not exceed an amount equal to the annual fee actually received by MANAGER under and by virtue of this AGREEMENT, except in cases where such loss, injury or damages result from the willful misconduct, gross negligence, or fraud of MANAGER.

          5.3 COMPANY shall defend and indemnify MANAGER and hold it harmless from and against any and all liability, costs and expenses (including attorneys' fees) arising out of or in any way relating to its management of COMPANY, except liability which is a direct result of MANAGER's gross negligence, willful or wanton misconduct, or fraud.

          5.4 MANAGER does not act as an insurer for any insured of COMPANY. This AGREEMENT shall not be construed as an insurance policy or any contract or agreement of indemnity; it being understood that MANAGER is in no event under the terms of this AGREEMENT financially responsible for the payment or satisfaction of claims, lawsuits or any cause of action against COMPANY or any insured of COMPANY. The payment by MANAGER of any funds for the satisfaction of any claim, lawsuit, or cause of action against COMPANY or any insured of COMPANY shall not be considered an undertaking by MANAGER to be responsible financially or liable for any present or future claims.

          5.5 MANAGER shall have no authority to hold itself out as an agent of COMPANY for any other purpose than specifically prescribed in this AGREEMENT; to waive any forfeiture; or to collect any premium except those for which policies have been issued or valid receipts which have been sent for collection, or to bind COMPANY in any way except as herein expressly stated.

          5.6 MANAGER agrees that no forms, binders, pamphlets, booklets, or any other printed matter using COMPANY'S name shall be used, issued or circulated unless authorized by COMPANY'S Board.

          5.7 Other than as provided by this AGREEMENT, the MANAGER is forbidden to incur any indebtedness on behalf of the COMPANY whatsoever without first obtaining the written consent of the Board of Directors of the COMPANY.
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                                  ARTICLE VI
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                                Confidentiality
                                ---------------

          6.1 MANAGER shall not (except in the exercise of duties hereunder or as required by law) disclose any information relating to the affairs of COMPANY to any person not authorized by COMPANY to receive such information and MANAGER will use its best efforts to prevent any such disclosure by its employees and agents.

          6.2 All books and records of COMPANY shall be open to inspection only by directors, officers and employees of MANAGER and by COMPANY'S officers, directors and designated employees, in person or by agent or attorney, upon written demand, at any reasonable time or times.

                                  ARTICLE VII
                                  -----------

                                 Miscellaneous
                                 -------------

          7.1 The failure of either party at any time to require the other party's performance of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver of modification of any other right under this AGREEMENT.

          7.2  This AGREEMENT is governed by the laws of the State of Illinois.

          7.3 MANAGER shall at all times act an independent contractor of COMPANY, and in no event shall employees of MANAGER be considered employees of COMPANY.

          7.4 This AGREEMENT (with all its addenda) constitutes the entire agreement between the parties hereto concerning the subject matter addressed herein, and supersedes all previous agreements or undertakings, whether oral or written. This AGREEMENT may only be amended or modified in writing.

          7.5 Neither this AGREEMENT nor any right created hereunder may be assigned by either party without the express written consent of the other.

          7.6 This AGREEMENT is binding upon the parties hereto, their successors and assigns.

          7.7 Headings herein are for convenience of reference only and are not intended for use in the interpretation of this AGREEMENT.
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          7.8  No management personnel or other employees of the Company are to perform management functions and receive any remuneration therefor, through this or any other management or service contract, in addition to compensation by way of salary received directly from the Company for their services.

          IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives the day and year first mentioned above.

                                                       VERMONT INSURANCE
WITNESS:                                               MANAGEMENT, INC.


/s/ Jennifer McNaughton                            By: /s/ Andrew Sargeant
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                                                       President



                                                       AMERINST INSURANCE
WITNESS:                                               COMPANY


/s/ Rebecca Aitchison                              By: /s/ Norman C. Batchelder
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                                                       Norman C. Batchelder
                                                       President